DEVELOPMENT CONSULTING AGREEMENT


         THIS DEVELOPMENT CONSULTING AGREEMENT (hereinafter the "Agreement") is entered into effective this 6th day of February, 2006, by and between DIVERSIFIED INVESTMENT & MANAGEMENT CORPORATION, a California corporation (hereinafter "DIMC") and MONTGOMERY REALTY GROUP, INC., a Nevada corporation (hereinafter "Montgomery") and is based upon the following facts and representations:

         A. On or about June 2005 Montgomery acquired those certain apartment complexes located in Austin, Texas, commonly known as:

                           London Square Apartments;
                           Glen Oaks Apartments; and
                           Ashdale Garden Apartments.

         B. Montgomery has entered into a separate contract to have DIMC act as the property manager for said apartment complexes.

         C. The London Square Apartments require extensive renovation work to bring the apartment complex into first class condition whereby maximum occupancy and rental rates can be achieved. The Glen Oaks Apartments and the Ashdale Garden Apartments also require renovation work of a lesser extent in order be brought into such a first class condition.

         D. DIMC has hired a professional consultant to assist with the renovation work, intends to employ the services of both staff maintenance personnel, well as third party subcontractors, and to enter into contracts for labor, material, and other matters necessary to bring the apartment complexes into a first class condition.

         E. DIMC offers to conduct the contracting, permitting, and related matters so as to shield Montgomery from direct liability and to provide Montgomery with the professional service that such an undertaking entails.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. DIMC agrees to provide consulting services to Montgomery with respect to all architectural services, environmental services, soils and ground testing services, structural engineers, construction contracts and contractors, construction estimation and bidding, planning and building permit application services, together with any and all related services to be performed in connection with the renovation and redevelopment of the London Square Apartments, the Glen Oaks Apartments and/or the Ashdale Garden Apartments (herein the "Properties"), including, but not limited to the specific services enumerated above.

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                        DEVELOPMENT CONSULTING AGREEMENT
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         2. Montgomery agrees to directly reimburse DIMC for the construction consultant/supervisor retained by DIMC solely for these services, which consultant shall require annual reimbursement of Seventy Five Thousand Dollars ($75,000).

         3. Montgomery also agrees to pay to DIMC all third party labor and material costs related to the renovation and/or redevelopment, as well as all third party fees and costs, related to building permits, plans, drawings, and similar matters.

         4. Montgomery also agrees to pay to DIMC the pro-rata costs of all maintenance staff and other personnel which DIMC otherwise employs as part of its management activities, to the extent the same are used for the renovation and/or redevelopment activities.

5. Montgomery also agrees to pay to DIMC the sum of fifteen percent (15%) of the renovation amount per month as a general consulting fee, payable on the first day of each month, during the renovation and/or redevelopment period.

         6. DIMC may ask Montgomery for reasonable retainers from time to time based upon the average expenses incurred in the preceding quarter, or such other amount as DIMC intends to spend in the upcoming quarter, with DIMC to provide to Montgomery such reasonable budget estimates and similar matters as Montgomery may from time to time request.

         7. This Agreement shall terminate upon the earlier of (a) completion of the renovation and/or redevelopment activities at the Properties, or (b) upon cessation of plans by Montgomery to continue to renovate the Properties as herein described, by Montgomery giving DIMC at least thirty (30) days advance written notice; or (c) upon either party giving the other party at least thirty
(30) days written notice of intent to terminate this Agreement.

         8. Miscellaneous Provisions:

                  a. Agreement Binding on Successors. The terms, covenants and agreements herein contained shall bind and inure to the benefit of Montgomery and DIMC, and each of their heirs, personal representatives, successors and assigns, subject to the provisions of this Lease. No rights, however, shall inure to the benefit of any assignee of DIMC unless the assignment to such assignee has been approved by Montgomery.

                  b. Attorneys' Fees. If either party to this Agreement becomes a party to any litigation concerning this Agreement, or any matter that is the subject matter of this Agreement, the prevailing party shall be liable to that party for reasonable attorneys' fees and court costs incurred by it in the litigation.

                  c. Sale of Premises. The term "Montgomery" as used in this Lease shall mean the owner of Montgomery's estate in and to the Leased Premises. If the Montgomery's interest and estate in and to the Leased Premises is sold or assigned by Montgomery, the seller shall be entirely freed, relieved and discharged of all covenants, agreements and obligations under this Lease, except those occurring prior to the date of such sale by Montgomery, and attributable to Montgomery's period of ownership of such interest and estate.

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                  d. Notices. Any notice or demand required or permitted by law or by any of the provisions of this Lease shall be in writing. All notices or demands by Montgomery to DIMC shall be deemed to have been properly given when served personally on an executive officer of DIMC or when sent by certified mail, return receipt requested, postage prepaid, and addressed to DIMC at the address set forth below. All notices or demands by DIMC to Montgomery shall be deemed to have been properly given if served personally on an executive officer of Montgomery, or when sent by certified mail, return receipt requested, postage prepaid, addressed to Montgomery at the address set forth below. Either party hereto may change the place to which notices are to be given by advising the other party in writing. If any notice or other document is sent by mail, as aforesaid, the same shall be deemed served or delivered forty-eight (48) hours after the mailing thereof, provided there is regular service by mail, at the time of such mailing, between the place of mailing and the place to which such notice or other document is mailed. In lieu of personal service or certified or registered mail, a notice or demand may be delivered by courier service which obtains receipt for delivery and the notice or demand shall be deemed delivered upon the date shown upon such receipt. If more than one individual or entity is collectively the DIMC under this Lease, service of any notice upon any of said individuals or entities shall be deemed as serviced upon all of said individuals and entities which collectively are the DIMC under this Lease.

                  e. Section Headings. The headings or captions of sections in this Lease are for convenience and reference only, and they in no way define, limit or describe the scope or intent of this Lease or the provisions of such sections.

                  f. Gender and Interpretation of Terms and Provisions. As used in this Lease and whenever required by the context thereof, each number, singular or plural, shall include all numbers, and each gender shall include all genders. "Montgomery" and "DIMC" as used in this Lease or in any other instrument referred to in or made a part of this Lease shall likewise include both the singular and the plural, a corporation, co-partnership, individual or person acting in any fiduciary capacity as executor, administrator, and trustee or in any other representative capacity. All covenants herein contained on the part of DIMC shall be joint and several.

g. Time of Essence. Time is hereby expressly declared to be of the essence of this Lease and of each and every covenant, term, condition and provision hereof.

                  h. Impartial Construction. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for nor against either Montgomery or DIMC.

                  i. Waiver. No waiver of any breach of the terms, covenants, agreements, restrictions or conditions of this Lease shall be construed as a waiver of any succeeding breach of the same or other covenants, agreements, restrictions or conditions of this Lease, nor shall consent to any assignment or sublease be deemed to waive any requirement of consent of Montgomery to any other assignment or sublease. The consent or approval of either party to or of any act or matter requiring consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent or similar act or matter.

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                  j. Partial Invalidity. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                  k. Remainder of Managed Properties. Both DIMC and Montgomery acknowledge and agree that that nothing contained herein shall be construed to modify any other written agreement between the parties hereto.

                  l. Quarterly Reports. Not more than thirty (30) days after the end of each quarter, DIMC shall submit to Montgomery its expense report, and a statement indicating any retainers taken to defer anticipated expenses.

                  m. Limitation on Liability. Anything in this Agreement to the contrary notwithstanding, DIMC agrees that it shall look solely to Montgomery as a corporation and shall not seek any damages from any officer or director of Montgomery.

                  n. Waiver of Jury Trial. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Montgomery and DIMC, DIMC's use or occupancy of the Leased Premises, and/or any claim or injury or damage.

                  o. Law Governing. This Agreement shall be governed by the laws of the State of California.

                  p. Amendment. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

                  q. Notices. All notices shall be sent to the following parties:

                           Montgomery Realty Group, Inc.
                           Attn:  Mr. Dinesh Maniar
                           400 Oyster Point Blvd., Suite 415
                           South San Francisco, CA  94080

                           Diversified Investment & Management Corporation
                           Attn:  James T. Graeb, Esq.
                           400 Oyster Point Blvd., Suite 415
                           South San Francisco, CA  94080

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Or such other address as the party may designate in writing.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement at South San Francisco effective the date first written above.


MONTGOMERY REALTY GROUP, INC.,
a Nevada corporation


/s/ Mr. Dinesh Maniar
-----------------------------
By: Mr. Dinesh Maniar
Its: President



DIVERSIFIED INVESTMENT
   & MANAGEMENT CORPORATION,
a California corporation


/s/ James T. Graeb
-----------------------------
By: James T. Graeb
Its: General Counsel

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